As filed with the Securities and Exchange Commission on March 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5276217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Arsenal Street, Suite 110, Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

(Full title of the plan)

Guy Macdonald

President and Chief Executive Officer

480 Arsenal Street, Suite 110,

Watertown, MA 02472

(Name and address of agent for service)

(617) 715-3600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	1,232,232 shares (2)	$39.56 (3)	$48,747,097.92 (3)	$5,665

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, reverse stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Represents additional shares of Common Stock authorized for issuance under the 2013 Stock Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (i) $39.79, the weighted average exercise price of the 820,103 shares covered by this registration statement that are subject to outstanding stock option grants under the 2013 Stock Incentive Plan, at prices ranging from $35.20 to $42.70, and (ii) $39.10, the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 2, 2015 with respect to the 412,129 shares covered by this registration statement issuable under the 2013 Stock Incentive Plan that are not subject to outstanding awards.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 1,232,232 shares of Common Stock, $0.001 par value per share, of Tetraphase Pharmaceuticals, Inc. (the “Registrant”) authorized for issuance under the 2013 Stock Incentive Plan (the “2013 Plan”) of the Registrant. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on June 14, 2013 (File No. 333- 189361) relating to the 2013 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Watertown, the Commonwealth of Massachusetts, on this 6th day of March, 2015.

TETRAPHASE PHARMACEUTICALS, INC.

By:	/s/ Guy Macdonald
Guy Macdonald
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Tetraphase Pharmaceuticals, Inc., hereby severally constitute and appoint Guy Macdonald and David Lubner, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Tetraphase Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guy Macdonald	President and Chief Executive Officer, Director (Principal Executive Officer)	March 6, 2015
Guy Macdonald

/s/ David C. Lubner	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 6, 2015
David C. Lubner

/s/ L. Patrick Gage	Director	March 6, 2015
L. Patrick Gage

/s/ Garen Bohlin	Director	March 6, 2015
Garen Bohlin

/s/ Jeffrey Chodakewitz	Director	March 6, 2015
Jeffrey Chodakewitz

/s/ John G. Freund	Director	March 6, 2015
John G. Freund

/s/ Steven R. Gullans	Director	March 6, 2015
Steven R. Gullans

/s/ Nancy Wysenski	Director	March 6, 2015
Nancy Wysenski

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(2)	2013 Stock Incentive Plan

(1)	Incorporated by reference to the exhibit to the Registrant’s quarterly report on Form 10-Q filed with the SEC on May 13, 2013.
(2)	Incorporated by reference to the Registrant’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on March 5, 2013.